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                                                                  EXHIBIT 10.81

                             REPURCHASE AGREEMENT

  This Repurchase Agreement (this "Agreement") is made as of September 29, 1997 by and between Brylane Inc., a Delaware corporation (the "Company"), and
     ("Seller").

                                  BACKGROUND

  A. The Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the "Registration Statement") with respect to the sale of certain shares of common stock of the Company (the "Common Stock") by the Selling Stockholders (as defined therein).

  B. Seller is the [record and beneficial] owner of      shares of Common
Stock.

  C. Simultaneously with, and contingent upon, the closing of the sale of Common Stock pursuant to the Registration Statement (the "Offering") and the closing of an amendment to the Company's existing bank credit facility in order to finance the Repurchase (the "Amendment"), Seller desires to sell, and
the Company desires to repurchase, up to      shares of Common Stock (the
"Repurchase Shares") upon the terms and subject to the conditions of this Agreement (the "Repurchase").

                              TERMS OF AGREEMENT

  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

  1. Transfer Restrictions. During the term of this Agreement, Seller shall not convey, give, assign, sell, distribute, dispose or otherwise transfer any Repurchase Shares or any interest therein, except as provided herein.

  2. Repurchase Obligations. Subject to the terms hereof, the Company shall have the obligation to repurchase all of the Repurchase Shares from Seller, and Seller shall have the obligation to sell all of the Repurchase Shares to the Company, on the following terms and conditions:

    (a) The price per Repurchase Share shall be the Price to Public as set forth on the cover page of the Final Prospectus (the "Repurchase Price");

    (b) The Repurchase shall occur simultaneously with, and is contingent upon, the closings of both the Offering and the Amendment (collectively, the "Closing");

    (c) The number of Repurchase Shares actually repurchased by the Company is subject to cut back (on a pro rata basis with the other stockholders of the Company that participate in the Repurchase) as may be deemed desirable by the Company in connection with the Offering and the Repurchase; and

    (d) Upon the Closing, Seller must sell, and (subject to the provisions of subparagraph (c) of this Section 2) the Company must repurchase, all of the Repurchase Shares.

  3. Closing.

    (a) Seller's Obligation. Upon Closing, Seller (or, pursuant to the arrangement between Seller and the Attorney-in-Fact specified in that certain Power of Attorney and Custody Agreement of even date herewith that may have been entered into between Seller and the Attorney-in-Fact, the Attorney-in-Fact) shall deliver to the Company one or more certificates representing the Repurchase Shares, duly endorsed for transfer, with appropriate stock powers attached, properly signed and with any necessary documentary or transfer tax stamps duly affixed and cancelled; free and clear of any claims, liens, security interests, restrictions, pledges and encumbrances of any kind (except for such restrictions on transfer as may exist generally under applicable federal and state securities laws).
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    (b) Company's Obligation. Upon Closing, the Company shall deliver to
  Seller (or, pursuant to the arrangement between Seller and the Attorney-in-Fact specified in that certain Power of Attorney and Custody Agreement of even date herewith that may have been entered into between Seller and the Attorney-in-Fact, the Attorney-in-Fact) via wire-transfer, to an account designated by Seller in writing on or before the second business day prior to the Closing, the product of the number of Repurchase Shares actually purchased by the Company, and the Repurchase Price (expressed in U.S. Dollars).

  4. Rights as a Stockholder. Prior to the Repurchase, and except as set forth in Section 1 hereof, Seller shall retain all rights as a stockholder of the Company with respect to the Repurchase Shares, including, without limitation, the right to vote the Repurchase Shares and the right to receive and retain any dividends thereon. Upon the Repurchase, the Company shall acquire all rights as a stockholder of the Company with respect to the Repurchase Shares upon the recording of the transfer of the Repurchase Shares to the Company in the books of the Company.

  5. Representations and Warranties of Seller. Seller hereby represents and warrants to the Company as follows:

    (a) Good and Marketable Title. Seller has good and valid title to the Repurchase Shares being sold pursuant to this Agreement, free and clear of all liens, encumbrances, security interests and claims whatsoever; and upon sale and delivery of, and payment for, such Repurchase Shares, as provided herein, at the Closing, Seller will convey to the Company good and valid title to such Repurchase Shares, free and clear of all liens, encumbrances and security interests.

    (b) Authorization of Agreement. This Agreement has been duly authorized by Seller.

    (c) Absence of Violations; No Conflicts. The execution and delivery of this Agreement by or on behalf of Seller, the sale of the Repurchase Shares by Seller, the consummation of any of the other transactions contemplated herein, and the fulfillment of the terms hereof, has not violated and will not violate the organizational documents of Seller, any provision of law or material contract to which Seller is subject, or any order or decree of any governmental authority to which Seller is subject.

    (d) Accuracy of Information Regarding Seller. Seller has reviewed the Registration Statement and the Prospectuses, and such parts of the Registration Statement and the Prospectuses comprising information under the caption "Principal and Selling Stockholders" which specifically relates to Seller will not, at the date the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the date of the Prospectuses, at the Closing Time and each Date of Delivery (if any) (as defined in the Purchase Agreement), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (e) Absence of Proceedings. No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or, to the best of Seller's knowledge, threatened or contemplated, seeking to prevent the sale of the Repurchase Shares or the consummation of the transactions contemplated by this Agreement.

    (f) Absence of Manipulation. Seller has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934 or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Repurchase Shares.

    (g) Absence of Solicitation. Seller has not been solicited by the Company or any other person in connection with the Repurchase.

    (h) Due Execution of Power of Attorney and Custody Agreement. Seller has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Power of Attorney and Custody Agreement with George Mazin (or in certain circumstances, others) of Lowenstein, Sandler, Kohl, Fisher &

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  Boylan, as attorney-in-fact (the "Attorney-in-Fact"); the Attorney-in-Fact is authorized to deliver or cause to be delivered the Repurchase Shares to be sold by such Seller hereunder and to accept or direct payment therefor, to execute and deliver this Agreement, on behalf of Seller, to sell, assign and transfer to the Company the Repurchase Shares to be sold by Seller hereunder, to determine the purchase price to be paid by the Company to Seller as provided in Section 3(b) hereof, and otherwise to act on behalf of Seller in connection with this Agreement. The representations and warranties of Seller in the Power of Attorney and Custody Agreement are, and at the Closing Time and as of each Date of Delivery (if any), will be, true and correct. The parties hereto agree that the Attorney-in-Fact shall have no liability as a result of any inaccuracy or breach of a representation or warranty by Seller.

    (i) Certificates Suitable for Transfer. Certificates for all of the Repurchase Shares to be sold by Seller pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Attorney-in-Fact.

  6. Representations and Warranties of the Company. The Company hereby represents and warrants to Seller as follows:

    (a) Authorization of Agreement. This Agreement has been duly authorized by the Company.

    (b) Absence of Violations; No Conflicts. The execution and delivery of this Agreement by or on behalf of the Company, the purchase of the Repurchase Shares by the Company, the consummation of any of the other transactions contemplated herein, or the fulfillment of the terms hereof, has not violated and will not violate the organizational documents of the Company, any provision of law or material contract to which the Company is subject, or any order or decree of any governmental authority to which the Company is subject.

    (c) Common Stock Repurchase. As of the date hereof, after giving effect to the consummation of the Offering and the Repurchase (including the incurrence of $117.4 million in indebtedness pursuant to the Amendment in connection with the Repurchase), and assuming that the price of the shares sold by the Selling Stockholders in the Offering and repurchased by the Company in the Repurchase is equal to the closing price of the Company's Common Stock on the New York Stock Exchange as of September 26, 1997, the Company is not "insolvent". For purposes of this representation, "insolvent" with respect to the Company means that the sum of the present fair saleable value of its assets exceeds its debts and other probable liabilities, and the term "debts" includes any liability, whether or not reduced to judgment, or matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed, legal, equitable, or secured or unsecured. The Repurchase has been approved by a committee of the Board of Directors of the Company comprised solely of directors that do not have a relationship which, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment by such person in carrying out his responsibilities as a director of the Company with respect to the Repurchase.

  7. Expenses. Each of the Company and Seller agrees to bear its own fees and expenses relating to the Repurchase.

  8. Termination. This Agreement may be terminated:

    (a) By mutual agreement of the Company and Seller; or

    (b) By either the Company or Seller if the Closing shall not have occurred on or before November 21, 1997.

  9. Specific Performance; Limitation on Liability. The parties acknowledge and agree that in the event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that each of the Company and Seller, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the transactions

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contemplated by this Agreement. Notwithstanding the foregoing, the liability of Seller for the breach of any representation or warranty contained in this Agreement in an action at law shall be limited to an amount equal to the proceeds received by such Seller from the sale of the Repurchase Shares by such Seller to the Company pursuant to the terms and provisions of this Agreement.

  10. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without reference to the choice of law principles thereof.

  11. Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof which are of no further force or effect.

  12. Amendments. No amendment or modification of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

  13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  14. Bringdown Certificate. The Company agrees, on the closing date of the Offering and the Repurchase, to provide Seller with a certificate of an executive officer of the Company that, based upon the actual incurrence of indebtedness pursuant to the Amendment in connection with the Repurchase, and the actual price of the shares sold by the Selling Stockholders in the Offering and purchased by the Company in the Repurchase, the Company will not be "insolvent", as such term is defined in subparagraph (c) of Section 6 of this Agreement.

  IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement as of the date first above written.

                                          THE COMPANY

                                          BRYLANE INC.

                                          By: _________________________________
                                             Robert A. Pulciani
                                             Chief Financial Officer

                                          SELLER

                                          SELLER

                                          By: _________________________________

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